UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2013

US AIRWAYS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A

(Former name or former address if changed since last report.)

US AIRWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

US Airways Group, Inc. (the “Company”) entered into an exchange agreement, dated as of June 14, 2013, with a holder of $46,109,000 principal amount of the Company’s 7.25% Convertible Senior Notes due 2014 (the “Notes”) pursuant to which the Notes were retired. In connection with this transaction, the Company agreed to issue 10,089,497 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The transaction contemplated by the exchange agreement closed on June 19, 2013.

The issuance of Common Stock was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act, on the basis that the exchange constituted an exchange with an existing holder exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

This current report on Form 8-K does not constitute an offer to exchange the Notes or other securities of the Company for Common Stock or other securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US AIRWAYS GROUP, INC.

Date: June 19, 2013	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US AIRWAYS, INC.

Date: June 19, 2013	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer